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                                                                   EXHIBIT 10.12

                             EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into effective as of February 23, 1998, by and between OLIVIER J. THIERRY (hereinafter "EMPLOYEE"), and MISSION CRITICAL SOFTWARE, INC., a Delaware corporation having its principal office 720 North Post Oak Road, Suite 505, Houston, Texas 77024 (hereinafter "EMPLOYER").

                              W I T N E S S E T H:

     This Agreement is made and entered into under the following circumstances:

     (1) Whereas, Employer is in the business of development, marketing and sale of software products and systems (the "BUSINESS ACTIVITIES"); and

     (2) Whereas Employer desires, on the terms and conditions stated herein, to employ Employee; and

     (3) Whereas Employee desires, on the terms and conditions stated herein, to be employed by Employer.

     NOW, THEREFORE, in consideration of the foregoing recitals, and of the promises, covenants, terms and conditions contained herein, the receipt and sufficiency of which are forever acknowledged and confessed, the parties hereto agree as follows:

     1. EMPLOYMENT. Employer hereby employs Employee, and Employee hereby accepts employment with Employer commencing February 23, 1998 (hereinafter the "EFFECTIVE DATE").

     2. DUTIES. Employee shall perform the duties and functions as are normal and customary to the position of Vice-President of Marketing, as well as any other duties delegated to Employee by Employer. Employee shall, in all Employee's actions, demonstrate the utmost good faith, honesty and loyalty towards Employer and its interests. Employee will perform Employee's duties and assignments in the offices and workspaces provided by Employer unless specifically authorized by the management of the Employee. Employee agrees that Employee's employment with employer shall be the exclusive, full-time employment of Employee. Employee shall comply with all applicable policies of Employer.

     3. BASE COMPENSATION AND INCENTIVE COMPENSATION. During the Term of Employment, Employee shall be entitled to annual base compensation as set forth on SCHEDULE A, payable in equal semi-monthly installments in accordance with the normal payroll procedures of Employer. Employee shall be entitled to incentive compensation as set form on SCHEDULE A.

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     4.  STATUS OF EMPLOYEE.  The parties expressly acknowledge that Employee, in the performance of services hereunder, is an employee of Employer. Accordingly, Employer shall deduct from all compensation paid to Employee pursuant to this Agreement any sums required by law or any other requirement of any governmental body.

     5. VACATION/PERSONAL TIME. Employee shall be entitled to paid leave for vacation, and illness, as provided on the attached SCHEDULE A. Employee shall not be entitled to any additional paid absences for any reason. Unused holidays and days of vacation may not be carried over from one fiscal year to another, and additional income will not be given for vacation time or holidays not taken during any year. Employer and Employee shall mutually agree on the scheduling of Employee's vacation, holiday and leave time.

     6. FRINGE BENEFITS. Employer shall provide to Employee, at Employer's expense, the fringe benefits set forth on the attached SCHEDULE B.

     7. TERMINATION. Notwithstanding any other provisions of this Agreement, the Term of Employment shall terminate upon:

         a.  the death of Employee;  or,

         b. Employee's "disability" (For purposes of this Agreement, the term "disability" shall mean the inability of Employee, arising out of any medically determinable physical or mental impairment, to perform the services required of him hereunder for a period of sixty (60) consecutive days during which sixty
(60) day period Employee's compensation hereunder shall continue);

         c. six (6) months' prior written notice from Employer to Employee, without cause, provided that, in lieu of such notice, Employer shall pay to Employee six (6) months; salary as severance compensation, payable either in a lump sum or over such six month period in accordance with Employer's usual compensation practices (the "Severance Amount"); or

         d.  thirty (30) days prior written notice from Employee to Employer.

         e. at Employer's option, immediately upon the existence of "cause." For purposes of this Agreement, the term "cause" shall be defined as:

             (1) willful and continued failure of Employee to substantially perform the duties required of him in this Agreement in a manner satisfactory to Employer, provided, however, that the Term of Employment shall not be terminated pursuant to this subparagraph (1)unless Employer first gives Employee a written notice ("NOTICE OF DEFICIENCY"). The Notice of Deficiency shall specify the deficiencies in Employee's performance of his duties. Employee shall have a period of thirty (30) days, commencing on receipt of the Notice of Deficiency, in which to cure the deficiencies contained in the Notice of Deficiency. If Employee does not cure the deficiencies to the reasonable satisfaction of Employer, in Employer's sole reasonable discretion, within such thirty (30) day period, the Employer shall have the right to immediately

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terminate the Term of Employment and this Agreement. The provisions of this subparagraph (1) may be invoked by Employer any number of times and cure of deficiencies contained in any Notice of Deficiency shall not be construed as a waiver of this subparagraph (1) nor prevent the Employer from issuing any subsequent Notices of Deficiency;

             (2) the willful engaging by Employee in misconduct which is materially injurious to Employer or its affiliates, monetarily or otherwise;

             (3) any dishonesty by Employee in his dealings with the Employer, the commission of fraud by Employee, or negligence in the performance of the duties of Employee;

             (4) the arrest or conviction (or plea of guilty or nolo contendere) of Employee of any felony or other crime involving dishonesty or moral turpitude;

             (5) any violation of any covenant or restriction contained in
Section 11 or Section 12 hereof; or

             (6) unlawful use of narcotics or other controlled substances, or use of alcohol or other drugs in a manner the Employer reasonably determines to be adverse to the best interests of the Employer.

     For all purposes of this Agreement, termination for "cause" shall be deemed to have occurred if Employee's resignation when, because of existing facts and circumstances, subsequent termination for "cause" can reasonably be foreseen. For all purposes of this Agreement, no act, or failure to act, on Employee's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in, or not opposed to, the best interest of Employer or its affiliates.

     Upon termination of this Agreement, Employee or Employee's estate, as appropriate, shall be entitled to receive (in addition to any fringe benefits payable upon death in the case of Employee's death) the compensation provided for in Section 3 hereof (prorated on a daily basis) up to and including the effective date of termination.

     8. EFFECTS OF TERMINATION. Upon termination of this Agreement, neither party shall have any further obligations hereunder except for (i) obligations accruing prior to the date of termination and (ii) obligations, promises or covenants contained herein which are expressly made to extend beyond the term of this Agreement, including, without limitation, confidentiality of information, indemnities and Employee's covenants not to compete (which covenants and agreements shall survive the termination or expiration of this Agreement). The termination of this Agreement, for whatever reason, shall not extinguish those obligations of Employee specified in the Restrictive Covenants (hereinafter defined), nor shall the same extinguish the right of either party to bring an action, either in law or in equity, for breach of this Agreement by the other party.

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     9.  TRANSITION FOLLOWING NOTICE OF TERMINATION.  Following any notice of termination of employment hereunder, whether given by Employer or Employee, Employee will fully cooperate with Employer in all matters relating to the winding up of Employee's pending work on behalf of Employer and the orderly transfer of such work to the other professional employees of Employer. On or after the giving of notice of termination hereunder and during any notice period, Employer will be entitled to such full-time or part-time services of Employee as Employer may reasonably require in accordance with the terms hereof, and Employer will specifically have the right to terminate the active services of Employee at the time such notice is given and to pay to Employee the Severance Amount if such amount is due pursuant to Section 7(c) hereof.

     10. TERRITORY. In recognition of the existing and potential worldwide Business Activities of Employer, Employer and Employee agree that the terms of this Agreement shall apply to any Prohibited Activities (as defined below) engaged by Employee anywhere in the world including all states and territories of the United States of America. Prohibited Activities shall include (without limitation) any activities which would be in breach of the covenants contained in Sections 11 and 12 below.

     11. NON-COMPETITION. While Employee is employed by Employer and for a period of one (1) year after termination or cessation such employment for any reason Employee shall not, without employer's prior written consent, as a principal, employee, consultant, partner, or stockholder of, or in any other capacity with, any "business enterprise" (as that term is defined below) (other than in any capacity as a holder of not more than 1% of the combined voting power of the outstanding stock of a publicly held company) (a) engage in competition with Employer, (b) conduct a business of the type or character engaged in by Employer at the time of termination or cessation of Employee's employment, or (c) develop, market, sell, and/or distribute products or services competitive with those of Employer. As used herein, the term "business enterprise" shall mean any corporation, partnership, association, sole proprietorship or any other entity competing with Employer or directly involved in the development, marketing, sales, and/or distribution of products or services which, during the time of Employee's employment by Employer, were developed, under active development, under consideration for development, marketed, sold, and/or distributed by Employer.

         A) The terms "Directly Competitive" or "Direct Competition" shall be defined as "Companies, divisions of Companies, subsidiaries of Companies, or any other manifestation of any Company which derives at least 50% of its revenue from sales transactions for which products developed, marketed, or sold by Mission Critical Software, Inc. could reasonably compete."

     12. NON-DISCLOSURE: NON-SOLICITATION. Except in the performance of his duties hereunder, at no time during the Term of Employment or at any time thereafter shall Employee, individually or jointly with others, for the benefit of Employee or any third party, publish, disclose, use of authorize anyone else to publish, disclose or use, any secret or confidential material or information relating to any aspect of the business or operations of Employer or any information regarding the business methods, business policies, procedures, techniques, or trade

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secrets, or other knowledge or processes of or developed by Employer (and/or any other Employee or agent of Employer), any affiliate of the Employer, or any entity in which the Employer has an interest, including, without limitation, any secret or confidential information relating to the business, customers, financial position, trade or industrial practices, trade secrets, technology or know-how of the Employer or Employer's affiliates. As used herein, the term "trade Secrets" includes all research and development information, technical information, data, technology, computer software, source code, programs and information and other computer technology, techniques, services, equipment, marketing and sales information, customer lists and other customer information, methods of doing business and secret or proprietary methods and information and trade secrets used or usable by Employer or a third party having a contractual relationship with Employer which have been or are developed or used by Employer or any such third party or which are developed by Employee during Employee's employment with Employer.

     Moreover, during Employee's employment with Employer, Employee shall not act as an officer, director, employee, partner, independent contractor, consultant, principal, agent, proprietor, owner or part owner, or in any capacity for, nor lend any assistance (financial, managerial or otherwise) or cooperation to, any person or entity which employs any person or hires or contracts with, as a consultant or other independent agent or independent contractor, any person or entity (other than Employee) who was employed by or acted as an agent for, consultant to, or independent contractor or Employer, any affiliate of Employer, or any entity in which the Employer has an interest, at any time during Employee's employment with Employer. During the Employees' employment with Employer and for a continuous period of two (2) years thereafter commencing upon termination of Employee's employment, Employee shall not employ any such person or induce or attempt to influence any such person to voluntarily terminate employment with Employer.

     13. REASONABLENESS OF RESTRICTIONS; REFORMATION; ENFORCEMENT. The parties hereto recognize and acknowledge that the geographical and time limitations contained in Sections 11 and 12 hereof (hereinafter the "RESTRICTIVE COVENANTS") are reasonable and properly required for the adequate protection of Employer's interest. Employee acknowledges that Employer will provide to Employee confidential information concerning the Employer's and Employer's affiliates' business methods and operating practices in reliance on the covenants contained in the Restrictive Covenants. It is agreed by the parties hereto that if any portion of the restrictions contained in the Restrictive Covenants are held to be unreasonable, arbitrary or against public policy, then the restrictions shall be considered divisible, both as to the time and to the geographical area, with each month of the specified period being deemed a separate period of time and each radius mile of the restricted territory being deemed a separate geographical area, so that the lesser period of time or geographical area shall remain effective so long as the same is not unreasonable, arbitrary or against public policy. The parties hereto agree that if any court of competent jurisdiction determines the specified period or the specified geographical area of the restricted territory to be unreasonable, arbitrary or against public policy, a lesser time period or geographical area which is determined to be reasonable, nonarbitrary and not against public policy may be enforced against Employee. If Employee shall violate any of the covenants contained herein and if any court action is instituted by the Employer to prevent or enjoin such violation, then the period of time during which the Employee's business activities shall be

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restricted, as provided in this Agreement, shall be lengthened by a period of time equal to the period between the date of the Employee's breach of the terms or covenants contained in this Agreement and the date on which the decree of the court disposing of the issues upon the merits shall become final and not subject to further appeal.

     14. NO REMEDY AT LAW. Employee agrees that the remedy at law for any breach by him of the Restrictive Covenants will be inadequate and would be difficult to ascertain and therefore, in the event of the breach or threatened breach of any such covenants, the Employer, in addition to any and all other remedies, shall have the right to enjoin Employee from any threatened or actual activities in violation thereof; and Employee hereby consents and agrees that temporary and permanent injunctive relief may be granted in any proceedings which might be brought to enforce any such covenants without the necessity of proof of actual damages and without necessity of posting a bond in cash or otherwise. If Employer does apply for such an injunction, Employee shall not raise as a defense thereto that the Employer has an adequate remedy at law.

     15. ASSIGNABILITY. This Agreement and the rights and duties created hereunder shall not be assignable or delegable by Employee. Employer may, at Employer's option and without consent of Employee, assign its rights and duties hereunder to any successor entity or transferee of Employer's assets.

     16. NOTICES. All notices or other communications provided for herein to be given or sent to a party by the other party shall be deemed validly given or sent if in writing and mailed, postage prepaid, by registered or certified United States mail or hand delivered or sent by facsimile, addressed to the parties at their addresses hereinabove set forth. Any party may give notice to the other party at any time, by the method specified above, of a change in the address at which, or the person to whom, notice is to be addressed.

     17. SEVERABILITY. Each section, subsection and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant or provision hereof. If that any provision of this Agreement shall be determined to be invalid or unenforceable, such provision shall be deemed limited by construction in scope and effect to the minimum extent necessary to render the same valid and enforceable, and, if such a limiting construction is impossible, such invalid or unenforceable provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

     18. WAIVER. The failure of a party to enforce any term, provision or condition of this Agreement at any time or times shall not be deemed a waiver of that term, provision or condition for the future, nor shall any specific waiver of a term, provision or condition at one time be deemed a waiver of such term, provision or condition for any future time or times.

     19. PARTIES. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their heirs, personal representative, legal representatives, and proper successors and assigns, as the case may be.

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     20. GOVERNING LAW.  The validity, interpretation and performance of this
Agreement shall be governed by the laws of the State of Texas, without giving effect to the principles of comity or conflicts of laws thereof. Each party hereto agrees to submit to the personal jurisdiction and venue of the state and federal courts having jurisdiction over Harris County, Texas, for a resolution of all disputes arising in connection with the interpretation, construction, and enforcement of this Agreement, and hereby waives the claim or defense therein that such courts constitute an inconvenient forum.

     21. ENFORCEMENT/DISPUTES SUBJECT TO ARBITRATION. Employee recognizes that differences may arise between Employer and Employee during or following employment with Employer, and that those differences may or may not be related to employment. Employee understands and agrees that by entering into this Agreement, Employee anticipates gaining the benefits of a speedy, impartial dispute-resolution procedure.

     Employee understands that any reference in this Agreement to Employer will be a reference also to its affiliated entities, all benefit plans, the benefit plans' sponsors, fiduciaries, administrators, affiliates, and all successors and assigns of any of them.

     a. CLAIMS COVERED. Employer and Employee mutually consent to the resolution by arbitration of all claims or controversies ("claims"), whether or not arising out of Employee's employment (or its termination), that Employer may have against Employee or that Employee may have against Employer or against its officers, directors, employees, or agents in their capacity as such or otherwise. The claims covered by this Agreement include, but are not limited to, claims for wages or other compensation due; claims for breach of any contract or covenant (express or implied); tort claims; claims for discrimination (including, but not limited to race, sex, religion, national origin, age, marital status, or medical condition, handicap, or disability); claims for benefits (except where an employee benefit or pension plan specifies that its claims procedure shall culminate in an arbitration procedure different from this one), and claims for violation of any federal, state or other governmental law, statute, regulation, or ordinance, except claims excluded in the following paragraph.

     b. CLAIMS NOT COVERED. Claims Employee may have for Workers' Compensation or unemployment compensation benefits are not covered by this Agreement. Also not covered are claims by Employer for injunctive and/or other equitable relief for unfair competition and/or the use and/or unauthorized disclosure of trade secrets or confidential information, as to which Employee understands and agrees that Employer may seek and obtain relief from a court of competent jurisdiction.

     c. REQUIRED NOTICE OF ALL CLAIMS AND STATUTE OF LIMITATIONS. Employer and Employee agree that the aggrieved party must give verbal notice of any claims to the other party within forty-eight (48) hours of the occurrence giving rise to the claim; otherwise, the claim shall be void and deemed waived even if there is a federal or state statute of limitations which would have given more time to pursue the claim. Employee shall give such verbal notice to one of the persons designated for receipt of same in Employer's applicable policy. Employee shall follow up such verbal notice with written notice within five (5) days of the giving of verbal notice. The written

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notice shall identify and describe the nature of all claims asserted and the facts upon which such claims are based. If Employee is aware of the occurrence of an event which may give rise to a claim by another employee, Employee shall give notice of the occurrence to the appropriate persons in accordance with this paragraph.

     d. REPRESENTATION. Any party may be represented by an attorney or other representative selected by the party.

     e. DISCOVERY. Each party shall have the right to take the deposition of one individual and any expert witness designated by another party. Each party also shall have the right to make requests for production of documents to any party. The subpoena right specified below shall be applicable to discovery pursuant to this paragraph. Additional discovery may be had only where the Arbitrator selected pursuant to this Agreement so orders, upon a showing of substantial need.

     f. DESIGNATION OF WITNESSES. At least 30 days before the arbitration, the parties must exchange lists of witnesses, including any expert, and copies of all exhibits intended to be used at the arbitration.

     g. SUBPOENAS. Each party shall have the right to subpoena witnesses and documents for arbitration.

     h. ARBITRATION PROCEDURES. Employer and Employee agree that, except as provided in this Agreement, any arbitration shall be in accordance with the then-current Employment Arbitration Rules of Judicial Arbitration & Mediation Services, Inc. ("J-A-M-S") before an arbitrator who is licensed to practice law in the state in which the arbitration is convened (the "Arbitrator"). If J-A-M-S no longer exists, then the American Arbitration Association shall be substituted therefor for purposes of this Section 20. The arbitration shall take place in or near the city in which Employee is or was last employed by Employer.

     The Arbitrator shall be selected as follows. J-A-M-S shall give each party a list of 11 arbitrators drawn from its panel of labor and employment arbitrators. Each party may strike all names on the list it deems unacceptable. If only one common name remains on the lists of all parties, that individual shall be designated as the Arbitrator. If more than one common name remains on the lists of all parties, the parties shall strike names alternately until only one remains. The party who did not initiate the claim shall strike first. If no common name remains on the lists of all parties, J-A-M-S shall furnish an additional list or lists until an Arbitrator is selected.

     The Arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the State of Texas, or federal law, or both, as applicable to the claim(s) asserted. The Texas Rules of Evidence shall apply. The Arbitrator, and not any federal, state, or local court or agency, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability, or formation of this Agreement, including but not limited to any claim that all or any part of this Agreement is void or voidable. The arbitration shall be final and binding upon the parties, except as provided in this Agreement.

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         The Arbitrator shall have jurisdiction to hear and rule on pre-hearing disputes and is authorized to hold pre-hearing conferences by telephone or in person as the Arbitrator deems necessary. The Arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Texas Rules of Civil Procedure.

         Either party, at its expense, may arrange for and pay the cost of a court reporter to provide a stenographic record of proceedings.

         Either party, upon request at the close of hearing, shall be given leave to file a post-hearing brief. The time for filing such a brief shall be set by the Arbitrator.

         Either party may bring an action in a court as provided in Section 20 of this Agreement to compel arbitration under this Agreement and to enforce an arbitration award. Except as otherwise provided in this Agreement, both Employer and Employee agree that neither shall initiate or prosecute any lawsuit or administrative action (other than as required by applicable law) in any way related to any claim covered by this Agreement.

         The Arbitrator shall render an award and opinion in the form typically rendered in labor arbitrations.

     i. ARBITRATION FEES AND COSTS. Employer and Employee shall equally share the fees and costs of the Arbitrator. Each party will deposit funds or post other appropriate security for its share of the Arbitrator's fee, in an amount and manner determined by the Arbitrator, 10 days before the first day of hearing. However, the prevailing party shall be entitled to recover from the non-prevailing party in accordance with Section 24 of this Agreement, and the Arbitrator may award such fees.

     j. JUDICIAL REVIEW. A party opposing enforcement of an award may not do so in an enforcement proceeding, but must bring a separate action in a court as provided in Section 20 of this Agreement to set aside the award, where the standard of review will be the same as that applied by an appellate court reviewing a decision of a trial court sitting without a jury.

     k. INTERSTATE COMMERCE. Employee understands and agrees that Employer is engaged in transactions involving interstate commerce and that Employee's employment involves such commerce.

     l. REQUIREMENTS FOR MODIFICATION OR REVOCATION. This Agreement to arbitrate shall survive the termination of employment. It can only be revoked or modified by a writing signed by the parties which specifically states an intent to revoke or modify this Agreement.

     22. CAPTIONS. The captions of this Agreement have been assigned thereto for convenience only, and shall not be construed to limit, define or modify the substantive terms hereof.

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     23. ENTIRE AGREEMENT; COUNTERPARTS.  This Agreement constitutes the entire agreement between the parties hereto concerning the subject matter hereof, and supersedes all prior agreements, memoranda, correspondence, conversations and negotiations. This Agreement may be executed in several counterparts that together shall constitute but one and the same Agreement.

     24. COSTS OF ENFORCEMENT. If it is necessary for any party to retain the services of an attorney or to initiate legal proceedings to enforce the terms of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party, in addition to all other remedies, all costs of such enforcement, including reasonable attorneys' fees and costs and including trial and appellate proceedings.

     25. GENDER, ETC. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

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     IN WITNESS WHEREOF, the undersigned have hereunto set their hands on the date first written above.

                                       EMPLOYEE:


                                       /s/ Oliver Thierry
                                       ------------------------------
                                       Olivier Thierry



                                       EMPLOYER:

                                       MISSION CRITICAL SOFTWARE, INC.
                                       a Delaware Corporation



                                       By: /s/ Paul F. Koffend, Jr.
                                           --------------------------
                                       Name:  Paul F. Koffend, Jr.
                                              -----------------------
                                       Title: CFO
                                              -----------------------

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                                  SCHEDULE  A

                        COMPENSATION and LEAVE POLICIES


BASE COMPENSATION

     Employee shall be paid a base salary of Fourteen Thousand Five Hundred Eighty-four Dollars ($14,584.00) per month, equal to One Hundred Seventy-five Thousand and Eight Dollars ($175,008.00) per annum, subject to adjustment by Employer from time to time.


INCENTIVE COMPENSATION

     1) A Bonus of up to $25,000 per year to be paid annually within 30 days of the end of a fiscal year (June 30) based upon the performance of the company as a whole, which includes performance in meeting the established Budget.

     2) A Bonus of up to $25,000 per year to be paid quarterly based upon the achievement of the objectives established for the Marketing Department.

LEAVE

     Employee shall be entitled to leave of three (3) weeks per annum, to be taken in accordance with Employer's regular vacation policies. Employee shall also be entitled to sick leave in accordance with Employer's regular sick leave policy.

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                                  SCHEDULE  B

                                   BENEFITS


Life Insurance - Coverage on such terms as Employer may establish for all of its employees.

Health Insurance - Major Medical, Personal, Family and Dependent Coverage and Dental Insurance Coverage on such terms as Employer may establish for all of its employees.

Disability Insurance - Long-Term Disability Coverage on such terms as Employer may establish for all of its employees

Other Fringe benefits - None

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                                  ADDENDUM 1

                             RELOCATION AGREEMENT

Mission Critical Software, Inc. shall lend to Employee an amount equal to the reasonable costs of a full-service relocation, in accordance with Employer's Relocation Policy.

Thereafter, MCS will forgive 1/48 of the amount of this loan for each full month Employee is employed at MCS. Employer will also "gross up" payments to employee to compensate Employee for taxes upon income that will be realized as the loan is forgiven (net of the deductions Employee shall receive for moving expenses)

The balance of the loan will be forgiven in the case of the following events:

1) In the event Employee leaves the employ of MCS for any reason other than voluntary resignation or termination for cause.

2) In the event that MCS is acquired by another entity and the position held by the employee is eliminated, downgraded, modified or geographically transferred.

3) In the event of a change in control at MCS, in the situation that incoming Senior Management wishes to replace Employee with another individual in the same position, except in case of "termination with cause".

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                                  ADDENDUM 2

                     STOCK OPTION AGREEMENT MODIFICATIONS

Subject to the approval of the Board of Directors, a grant of 240,000 stock options shall be granted to Employee. Under the terms of the existing MCS Stock Option Agreement, the options have a 4-year vesting schedule, a 10-year expiration and a strike price of $0.50 per share.

Employee shall be automatically vested in one-fourth (25%) of the total grant amount in the case of the occurrence of any of the following events during Employee's first year of employment:

1) In the event Employee leaves the employ of MCS for any reason other than voluntary resignation or termination for cause.

2) In the event that MCS is acquired by another entity and the position held by the employee is eliminated, downgraded, modified or geographically transferred.

3) In the event of a change in control at MCS, in the situation that incoming Senior Management wishes to replace Employee with another individual in the same position, except in case of "termination with cause".

                                       15